UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 22, 2010 (November 18, 2010)

Commission File No. 001-34269

Sharps Compliance Corp.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500 Houston, Texas 77054
(Address Of Principal Executive Offices)

(Registrant's Telephone Number, Including Area Code)
(713) 432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Item 8.01. Other Events.

Item 9.01. Financial Statements and Exhibits

                  SIGNATURE

                  INDEX TO EXHIBITS

                  Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revised Non-Employee Board of Director Compensation Policy

     On November 18, 2010, the Compensation Committee of the Board of Directors of Sharps Compliance Corp. (the "Company" or "Sharps") approved fiscal year 2011 Board of Director compensation for the Company's non-employee directors, as follows: (i) 10,000 shares of restricted stock, vesting on a quarterly basis over the fiscal year ended June 30, 2011, subject to the non-employee director's continued service to the Company through each vesting date, (ii) an annual retainer for all non-employee directors of $24,000 ($40,000 for the non-executive Chairman of the Board), paid $6,000 ($10,000 for the non-executive Chairman of the Board) subsequent to each attended quarterly Board of Directors meeting (no more than two meetings attended telephonically), (iii) 1,500 shares of restricted stock for the chairperson of the Audit Committee and 750 shares of restricted stock for each other Audit Committee member (vesting on a quarterly basis over the fiscal year ended June 30, 2011, subject to the non-employee director's continued service to the Company through each vesting date), (iv) 750 shares of restricted stock for the chairperson of the Compensation Committee and 500 shares of restricted stock for each member of the Compensation Committee (vesting on a quarterly basis over the fiscal year ended June 30, 2011, subject to the non-employee director's continued service to the Company through each vesting date), (v) 1,000 shares of restricted stock for the chairperson of the Corporate Governance Committee and 500 shares of restricted stock for each Corporate Governance Committee member (vesting on a quarterly basis over the fiscal year ended June 30, 2011, subject to the non-employee director's continued service to the Company through each vesting date), (vi) 12,000 shares of restricted stock for the non-executive Chairman of the Board (vesting on a quarterly basis over the fiscal year ended June 30, 2011, subject to the non-employee director's continued service to the Company through each vesting date) and (vii) each non-employee director will receive fees of $1,000 for each special Board meeting attended in person or via telephone.

Prior Policy

The above revised policy replaces, in its entirety, the prior non-employee director compensation policy and primarily addresses the elimination of the Lead Independent Director and creation of a new position for non-executive Chairman of the Board. A summary of changes are listed below:

a. an increase of 2,000 shares of restricted stock per year, awarded to each non-employee director;

b. an annual cash retainer of $40,000 for the non-executive Chairman of the Board (versus $24,000 for other Board members), paid $10,000 subsequent to each attended quarterly Board of Directors meeting; and

c. replacement of the 3,000 shares of restricted stock per year to the Lead Independent Director with 12,000 shares of restricted stock per year for the non-executive Chairman of the Board.
Stock Option Awards

On November 18, 2010, the Compensation Committee of the Board of Directors approved the following stock option awards:

Officer	Stock Options
Claude A. Dance, Senior V.P., Sales and Marketing	35,000
Al Aladwani, V.P., Quality Control and Assurance	15,000

The stock options will be granted under the Company's 2010 Stock Plan and will vest over a three year period (one-third at end of each year). The exercise price of the options will be equal to the quoted end of trading day market price of the underlying common stock at date of grant. Shares under the 2010 Stock Plan, which was approved by the stockholders of the Company on November 18, 2010, will be available for grant once the related registration statement and other required documents are finalized and filed, as required, with the SEC.

Executive Compensation

On November 18, 2010, the Compensation Committee of the Board of Directors approved an increase in the annual compensation of Al Aladwani (V.P., Quality Control and Assurance) from $160,000 per year to $170,000 per year effective November 22, 2010.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of the stockholders of the Company, held on November 18, 2010, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve one-year terms expiring at the 2011 annual meeting of stockholders:

Nominee	For	Against	Abstentions	Broker Non-Votes
John W. Dalton	8,057,458	267,570	-	-
Ramsay Gillman	8,196,381	128,647	-	-
Parris H. Holmes	7,898,687	426,341	-	-
F. Gardner Parker	7,953,541	371,487	-	-
David P. Tusa	8,212,321	112,707	-	-
Phillip C. Zerrillo	8,017,825	307,203	-	-

The Sharps Compliance Corp. 2010 Stock Plan was approved by the stockholders and now replaces the  Sharps Compliance Corp. 1993 Stock Plan:

For	Against	Abstentions	Broker Non-Votes
7,914,663	410,277	25,087	-

Item 8.01. Other Events.

On November 22, 2010, the Company announced their lead independent board member F. Gardner Parker has assumed the position of non-executive Chairman of the Board of Directors effective November 18, 2010. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Exhibit Description
99.1	Press Release: F. Gardner Parker Named Chairman of Sharps Compliance Corp.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sharps Compliance Corp.
	By:	/s/ DIANA P. DIAZ Diana P. Diaz Vice President and Chief Financial Officer
Date: November 22, 2010

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
99.1	Press Release: F. Gardner Parker Named Chairman of Sharps Compliance Corp.